Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., January 30, 2008, -Costco Wholesale Corporation (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco Wholesale common stock. The dividend of $.145 per share is payable February 29, 2008, to shareholders of record at the close of business on February 15, 2008.

Costco currently operates 531 warehouses, including 389 in the United States and Puerto Rico, 75 in Canada, 19 in the United Kingdom, six in Korea, five in Taiwan, seven in Japan and 30 in Mexico. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open nineteen to twenty-one new warehouses (including the relocation of four to five warehouses to larger and better-located facilities) prior to the end of its 52-week 2008 fiscal year on August 31, 2008.

CONTACTS:     Costco Wholesale Corporation

Richard Galanti, 425/313-8203

Bob Nelson, 425/313-8255

Jeff Elliott, 425/313-8264